As filed with the Securities and Exchange Commission on October 6, 2010
An Exhibit List can be found on page II-2.
Registration No. 333-168527

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROGAMING PLATFORMS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	7990	98-0663823
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

60 Mazeh Street, Apartment 12,
Tel Aviv, 65789, Israel
Tel: +972-54-222-9702
(Address and telephone number of Registrant's principal executive offices)

ProGaming Platforms Corp.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
7 Oppenheimer St.
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(¹)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	2,000,000	$0.05	$100,000	$7.13
Total	2,000,000	$0.05	$100,000	$7.13

(¹)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED OCTOBER 6, 2010

PROGAMING PLATFORMS CORP.
2,000,000 Shares of Common Stock

This prospectus relates to our initial public offering of 2,000,000 new shares of our common stock at an offering price of $0.05 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The common stock is being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We are offering our shares of common stock on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the shares being offered. We intend to offer the securities through our officers and Directors, who will not be paid any commission or any other form of compensation for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

You may rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8. All references to "we," "us," "our," "ProGaming Platforms," "Company," ”Registrant” or similar terms used in this prospectus refer to ProGaming Platforms Corp.

Corporate Background

We were incorporated in Delaware on May 26, 2010. We are a development stage company that has not generated any revenues to date. We are a software company currently focused on developing an online gaming platform for players competing in games of skill, and intend to enter into licensing agreements with online game service providers in the United States in order to allow them to offer games of skill on our platform as part of their member services.

Our offices are currently located at 60 Mazeh Street, Apartment 12, Tel Aviv, 65789, Israel. Our telephone number is +972-54-222-9702. We have secured a domain name but do not currently have an operating website. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Shares being offered	Up to 2,000,000 shares of our common stock.

Offering price	$0.05 per share of common stock.

Terms of the offering
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 2,000,000 shares of common stock being offered or 180 days unless it is extended for an additional 90 days.

Number of shares outstanding before the offering	3,000,000

Number of shares outstanding after the offering if all the shares are sold	5,000,000

Our executive officers and Directors currently hold 50.83% of our shares, and, as a result, they will exercise control over our direction. After the offering, our officers and Directors will hold approximately 30.50% if we are successful at selling all the shares offered.

Market for the common stock
There is no public market for our common stock. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with FINRA to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are offering, our gross proceeds from this offering will be approximately $100,000. We intend to use these proceeds to execute our business plan.

SUMMARY FINANCIAL DATA

The following summary financial information for the period from May 26, 2010 (date of inception) through June 30, 2010, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

For the Period from inception (May 26, 2010) through June 30, 2010
Total Revenues	$-
Income (Loss) from Operations	(1,000)
Other Income (Expense)	-
Net Income (Loss)	(1,000)
Basic Earnings (Loss) per Share	(0.00)
Diluted Earnings (Loss) per Share	(0.00)

As of June 30, 2010
Total Assets	$19,500
Total Current Liabilities	20,500
Shareholders’ Deficit	(1,000)
Total liabilities and shareholders’ deficit	19,500

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in us. If any of the following risks actually occurs, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Lack of Operating History

1.	Our business is at an early stage of development and we may not develop an online gaming platform that can be commercialized.

The success of our business is dependent on our ability to develop successfully our online gaming platform, and to secure licensing agreements with existing online game service providers in the United States. Our ability to achieve these goals is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon acceptance of our platform by the online gaming community. Should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuing as a going concern .

Management believes that a net investment of $80,000 will be sufficient to enable us to complete development of our online gaming platform, commence sales, and continue our planned activities for approximately 12 months after the offering. We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and marketing of our online platform. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

2.	We have a history of operating losses and we may not achieve future revenues or operating profits.

We have incurred net losses of $1,000 for the period from May 26, 2010 (date of inception) through June 30, 2010. We anticipate generating losses until we are able to generate revenues. We do not anticipate generating revenues before the second half of 2012. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

3.	We have a going concern opinion from our auditors indicating the possibility that we may not be able to continue to operate .

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

4.	We have a limited operating history on which investors may evaluate our operations and prospects for profitable operations.

We were incorporated on May 26, 2010. We currently have no agreements with online game service providers nor any revenues. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5.	Our business plan may be unsuccessful.

The success of our business plan is dependent on our ability to develop successfully our online gaming platform and to secure licensing agreements with existing online game service providers in the United States. Our ability to develop software for this market is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon acceptance of our platform by the online gaming community. Should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuing as a going concern .

6.	Our officers have no experience in operating an online gaming platform.

Since our officers and Directors have no experience in operating an online gaming platform, they may make inexperienced or uninformed decisions regarding the development of software for this market, the operation of our business, or the marketing of our platform, which could harm our business and result in our having to suspend or cease operations, which could cause investors to lose their entire investment.

Risks Relating to Our Business

7.	Our executive officers and Directors have significant voting power and may take actions that may be different than actions sought by our other stockholders.

If we are successful in selling all 2,000,000 shares being offered in this prospectus, our officers and Directors will own approximately 30.5% of the outstanding shares of our common stock.

These stockholders will be able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

8.	Our officers and Directors are located in Israel and our assets may also be held from time to time outside of the United States.

Since all of our officers and Directors are located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;

•	the judgment may no longer be appealed;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;

•	there is a finding of lack of due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Our assets may also be held from time to time outside of the United States. Currently, the only asset of ours that is held outside of the United States is a proof of concept server that will be used to test our online gaming platform. Since our Directors and executive officers are foreign citizens and do not reside in the United States, it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you would have a cause of action against these persons or against us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or against the Company.

9.	We may not be able to raise the required capital to conduct our operations and develop and commercialize our product.

We were incorporated on May 26, 2010. We currently have not completed development of our online gaming platform and we have no agreements with online game service providers, nor any revenues. Although we have begun development and initial planning for the marketing of our online gaming platform, we may not be able to execute our business plan unless and until we are successful in raising funds in this offering. We anticipate that we will require the gross proceeds we hope to raise from the sale of shares offered under this offering in an amount of $100,000 to commence operations and continue our planned activities during the next twelve months. If the securities being offered under this prospectus are not fully subscribed for or if we do not generate any revenues during our first year of operations, we may require additional financing in order to establish profitable operations. Such additional financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure any needed additional financing may have a serious effect on our company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

If we continue to suffer losses, investors may not receive any return on their investment and may lose their entire investment. Our prospects must be considered speculative in light of the risks, expenses, and difficulties frequently encountered by companies in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, further develop our technology and product, successfully implement our development, marketing and commercialization strategies, respond to competitive developments, and attract, retain, and motivate qualified personnel. A substantial risk is involved in investing in us because, as an early stage company we have fewer resources than an established company, our management may be more likely to make mistakes at such an early stage, and we may be more vulnerable operationally and financially to any mistakes that may be made as well as to external factors beyond our control.

We expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and promotion of our platform. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

10.	Our lack of business diversification could result in the loss of your investment if revenues from our primary product decrease.

Currently, our business is focused on the development and marketing of an online gaming platform. We do not have any other lines of business or other sources of revenue if we are unable to successfully implement our business plan. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the operation of the gaming platform since we do not have any other lines of business or alternative revenue sources.

11.	We need to retain key personnel to support our activities and ongoing operations, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

The development, promotion, and operation of our online gaming platform will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we will rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to market and sell our products, which could adversely affect our financial results and impair our growth.

12.	Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the operation of our business. Since our officers and Directors are currently employed full-time elsewhere, they are each able to commit to us only up to 20-25 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

13.	The commercialization of our online gaming platform will be delayed if third parties fail to enter into licensing agreements with us.

We intend to enter into licensing agreements with existing online game service providers to host our platform, and therefore will be dependent on those third parties to make our platform available to online gamers. We have not yet entered into any licensing agreements with existing online game service providers. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting suitable online game service providers or in negotiating any agreements with them. If we are unable to enter into relationships with existing online game service providers on acceptable commercial terms, we may not be able to commercialize our software product, and our revenue may decrease and our business may fail.

14.	We depend on market acceptance of our online gaming platform. If our platform does not gain market acceptance, our ability to compete will be adversely affected.

Our success will depend in large part on our ability successfully to market our online gaming platform to third party online game service providers. Although we intend to highlight the distinction between our software, which is based on a model of “competition for reward,” from our competitors’ model of “pay per access,” no assurances can be given that we will be able successfully to promote our platform or achieve acceptance from the online gaming community. Moreover, failure successfully to commercialize our platform to third party online game service providers on a timely and cost-effective basis will have a material adverse effect on our ability to compete in our targeted market.

15.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Most of our current and potential competitors have longer operating histories, significantly greater resources, and name recognition, and a larger base of customers than we have. As a result, these competitors have greater credibility with our potential customers. They also may be able to adopt more aggressive licensing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours.

16.	Failure to meet customers’ expectations or deliver expected performance could result in losses and negative publicity, which would harm our business.

If our online gaming platform fails to perform in the manner expected by our licensees, then our revenues may be delayed or lost due to adverse customer reaction. In addition, negative publicity about us and our software product could adversely affect our ability to attract or retain licensees. Furthermore, disappointed customers may initiate claims for damages against our licensees and us, regardless of our responsibility for their disappointment.

Risks Relating to Technology and Intellectual Property

17.	We need to complete development of our online gaming platform.

We have not yet completed the development of our online gaming platform. We intend to rely both on employees and on third party independent contractors for software development. These third party developers may not dedicate sufficient resources or give sufficient priority to developing our required resources. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified software development contractor s. We can provide investors with no assurance that our online gaming platform will be developed according to the specifications that we require. If we are unsuccessful in addressing the risks associated with software development, our business will most likely fail.

18.	We may lose licensees if we experience system failures that significantly disrupt the availability and quality of our online gaming platform.

The operation of our online gaming platform will depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our platform and cause us to lose licensees or make it more difficult to attract new ones.

19.	The online gaming market is subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in software development for the online gaming market, we must continue to design, develop and sell new and enhanced products and services that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced products and services must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such products and services will depend on a variety of factors, including:

•	Identifying and responding to market demand for new products and services;

•	Keeping abreast of technological changes;

•	Timely developing and implementing new product/service offerings and features;

•	Maintaining quality of performance;

•	Providing cost-effective service and support; and

•	Promoting our products and services and expanding our market share.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced products and services in a timely manner, if such new or enhanced products and services do not achieve sufficient market acceptance, or if such new product and service introductions decrease demand for existing products/services, our operating results would decline and our business would not grow.

20.	If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our product, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our online gaming platform violates its intellectual property rights. As the number of online gaming platforms in our market increases, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	Be expensive and time-consuming to defend;
•	Result in negative publicity;
•	Force us to stop operating our platform;
•	Divert management’s attention and our other resources; or
•	Require us to enter into royalty or licensing agreements in order to obtain the right to operate our platform, which right may not be available on terms acceptable to us, if at all.

In addition, we believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus could decrease our revenues and/or result in losses to our business.

21.	Our online gaming platform will employ proprietary technology, which will be difficult to protect.

Our success and ability to compete are dependent to a significant degree on our proprietary technology. We intend to rely on a combination of patent, trade secret, copyright and trademark laws, together with non-disclosure agreements and technological measures to establish and protect proprietary rights in our online gaming platform. We cannot assure investors that these efforts will provide meaningful protection for our technology because:

•	some foreign countries may not protect our proprietary rights as fully as do the laws of the United States;
•	if a competitor were to infringe on our proprietary rights, enforcing our rights may be time consuming and costly, diverting management’s attention and our resources;
•	measures like entering into non-disclosure and non-competition agreements afford only limited protection;
•	unauthorized and/or unidentifiable parties may attempt to copy aspects of our products and develop similar software or to obtain and use information that we regard as proprietary; and
•	our competitors may be able to design around our intellectual property rights or independently develop products that are substantially equivalent or superior to our products.

Regulatory Risks

22.	We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, have materially increased the legal and financial compliance costs of small companies and have made some activities more time-consuming and more burdensome.

23.	We may not have effective internal controls.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remedy any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect investor confidence in our internal controls over financial reporting.

24.
Our online gaming platform may be subject to government regulation, and failure to comply with applicable regulations could result in fines, suspensions, seizure actions, injunctions and criminal prosecutions.

Although our software product is directed toward the online gaming market and not the online gambling market, there can be no assurance that state regulators will not choose to interpret applicable state anti-gambling statutes to restrict the use of our proposed online gaming platform. Generally, wagering on skill-based games by the participants in such games is excluded from federal prohibitions against online gambling, as well as the prohibitions found in a majority of state laws. Nevertheless, whether a particular use of our online gaming platform would run afoul of a state’s internet gambling statute is a determination that can differ from state to state. We believe that the use of our online gaming platform to offer games of skill is not gambling under U.S. federal law nor the laws of a majority of states. However, should a particular state or the federal government interpret or change its laws to restrict the use of our online gaming platform, we may no longer be able to offer our software product in such locality or at all, which could have a material adverse effect on our business and operating results.

25.	Future regulation of online gaming could restrict our business, prevent us or our licensees from operating our platform, and/or increase our cost of doing business.

The laws, regulations, or rulings that specifically address the online gaming industry are subject to change. We are unable to predict the impact, if any, that future legislation, judicial precedents, or regulations relating to online gaming may have on our business, financial condition, and results of operations. The increasing growth in popularity of the online gaming market heightens the risk that the United States Government will seek to increase the regulation of such market, which could have a material adverse effect on our business, financial condition, and operating results.

Risks Relating to this Offering

26.
The shares are being offered directly by us without any minimum number of shares necessary to be sold. Accordingly, there is no guarantee that we will be successful at raising sufficient funds from the proceeds of this offering to execute our business plan.

There is no assurance that we will be successful in raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives, and there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding.  In addition, given our expected offering expenses, we must sell at least 20% of the securities being offered to avoid losing money in this offering ..

27.	NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

28.	There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board. However, quotation of our common stock on the OTC Bulletin Board is dependent on our finding a market maker willing to file an application for quotation on our behalf. We do not currently have a market maker and there is no guarantee that we will find a market maker willing to file an application for quotation or that any such application will be successful. If, for any reason, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board, or we do not find a market maker willing to file an application for quotation, or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities ..

29.	The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

30.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. We currently do not intend to register or qualify our stock in any state. Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

31.	Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

You should note that our stock is a penny stock. Pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-9 and Rule 3a(51)-(1), "penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers prior to a transaction in a penny stock not otherwise exempt from those rules. Under Rule 15g-1 and Regulation D, the term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

32.	We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

33 .	We have not yet engaged the services of a transfer agent which may affect our stockholders’ ability to transfer their shares in the Company.

We have not yet engaged the services of a transfer agent, and until a transfer agent is retained, ProGaming Platforms will act as its own transfer agent. The absence of a professional transfer agent may result in delays in the recordation of share transfers and the issuance of new stock certificates, which has the potential to disrupt the orderly transfer of stock from one stockholder to another.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 29, the Management's Discussion and Analysis or Plan of Operation section beginning on page 34, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our shares in this offering will be approximately $80,000, after deducting the estimated expenses of this offering. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, printing, and other costs in connection with this offering. We may not be successful in selling any or all of the securities offered hereby. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We expect to use any proceeds received from the offering for general corporate purposes, including working capital needs set forth in our plan of operation as described below in Management’s Discussion and Analysis or Plan of Operation. Our officers and Directors will not receive any compensation for their efforts in selling our shares. Our management will have broad discretion in the application of the net proceeds of this offering. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds received from this offering temporarily until we use them for general corporate purposes.

We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.05 per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate ..

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of June 30, 2010, was $80,500 or $0.0161 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2010, as adjusted to give effect to the receipt of net proceeds from the sale of 2,000,000 shares of common stock for $80,500, which represents net proceeds after deducting estimated offering expenses of $19,500. This represents an immediate increase of $0.0160 per share to existing stockholders and an immediate and substantial dilution of $0.0339 per share, or approximately 68%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of June 30, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase all of the shares being offered in this offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

	Shares
	Number	Percent	Amount

Existing Stockholders	3,000,000	60%	$300
New Investors	2,000,000	40%	$100,000
Total	5,000,000	100%	$100,300

PLAN OF DISTRIBUTION

There Is No Current Market for Our Shares of Common Stock

There has been no market for our securities. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved. Our shares of common stock will be offered at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter will be sold at prevailing market prices or privately negotiated prices.

The OTC Bulletin Board is maintained by FINRA. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-9 and Rule 3a(51)-(1), "penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers prior to a transaction in a penny stock not otherwise exempt from those rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock. The compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.05 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 2,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust, or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful in raising additional funds, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and Directors. The officers and Directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and Directors satisfy the requirements of Rule 3(a)4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
2.	None of such persons is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	None of such persons is, at the time of his participation, an associated person of a broker-dealer; and
4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering may be used to pay the salaries, if any, of our officers.

As our officers and Directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Registrant and its officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and Directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "ProGaming Platforms Corp."

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our officers and Directors and their ages and positions are as follows:

Name	Age	Position

Mr. Tamir Levinas	37	Chief Executive Officer and Director
Mr. Boaz Lowenstein	35	Chief Technical Officer and Director
Mr. Doron Uziel	39	Chief Financial Officer and Secretary

Mr. Tamir Levinas

Mr. Levinas has been our Chief Executive Officer and a Director since we were incorporated on May 26, 2010. Mr. Levinas intends to devote approximately 20-25 hours per week to our affairs. From 1998 until 2004, Mr. Levinas held several positions at Internet Gold (Nasdaq: IGLD), including from 2002 until 2004 as head of technical development of Internet Gold, where he was responsible for managing all aspects of the technical department activities, project management and engineering, as well as being responsible for technical vendor relations and procurement. In 2004, Mr. Levinas co-founded Oasis Communication Technologies, a leading network integrator in the service provider market, and serves as the company’s director of business development. In addition, from 2004 to present, Mr. Levinas has also been the head of research and development and a member of the Board of Directors of Smart Energy Solutions, Inc. (OTCBB: SMGY). Mr. Levinas is not an officer or Director of any reporting company other than Smart Energy Solutions, Inc.

In 2004, Mr. Levinas earned his Bachelors of Arts degree in Business and IT Management at IDC Herzliya, Israel, and has studied computer science at the New Jersey Institute of Technology.

The Board has concluded that Mr. Levinas should serve as director of the Company because of his technical, management, and entrepreneurial experience.

Mr. Boaz Lowenstein

Mr. Lowenstein has been our Chief Technical Officer and a Director since we were incorporated on May 26, 2010.

Since 1999, Mr. Lowenstein has been a Unix manager at Internet Gold (Nasdaq: IGLD), and since 2007 he has been a computing infrastructure and ISP services manager at its affiliate, 012 Smile.Communications Ltd. He has over a decade of experience in large scale system management and development.

From 1998 to 2001, Mr. Lowenstein studied computer science at the Open University of Israel.

Mr. Lowenstein is not an officer or Director of any other reporting company. Mr. Lowenstein intends to devote approximately 20-25 hours per week to our affairs ..

The Board has concluded that Mr. Lowenstein should serve as director of the Company because of his technical know-how and his experience in system management and development.

Mr. Doron Uziel

Mr. Uziel has been our Chief Financial Officer and Secretary since we were incorporated on May 26, 2010.

From 2009 until 2010, Mr. Uziel served as the Chief Operating Officer of Saar Paz Insurance Agency. From 2008 until 2009, Mr. Uziel served as the Treasurer of Energtek Inc. (EGTK.OB), a public company engaged in the development and distribution of clean energy solutions. Mr. Uziel also served as director of Energtek Inc. between May 2006 and March 2008, and served as Chief Executive Officer of that company on a part-time basis from May 2006 to October 2007. From 2005 to 2007, Mr. Uziel was employed as the Controller of TraceGuard Technologies Inc. (TCGD.OB), a public company engaged in the development of homeland security technology.

Mr. Uziel earned his Bachelor of Arts degree (with Honors) in Economics at Tel Aviv University’s School of Economics in 1992, and his Masters of Economics (with Honors) at the same institution in 1993.

Mr. Uziel is not an officer or Director of any reporting company. Mr. Uziel intends to devote approximately 20-25 hours per week to our affairs .

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Involvement in Legal Proceedings

None of our Directors, nominee for Directors, or officers has appeared as a party during the past ten years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

Board Leadership Structure

The Company has chosen to combine the principal executive officer and Board chairman positions. The Company believes that this Board leadership structure is the most appropriate for the Company for the following reasons. First, the Company is a development stage company and at this early stage it is more efficient to have the leadership of the Board in the same hands as the principal executive officer of the Company. The challenges faced by the Company at this stage – obtaining financing and performing research and development activities – are most efficiently dealt with by having one person intimately familiar with both the operational aspects as well as the strategic aspects of the Company’s business. Second, Mr. Levinas is uniquely suited to fulfill both positions of responsibility because he possesses management experience, technical experience, and experience with start-up companies.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first quarter of 2011.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 2, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 3,000,000 shares of our common stock issued and outstanding as of August 2, 2010. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (²)	Position	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)

Common Stock	Tamir Levinas	CEO and Director	375,000	12.50%
Common Stock	Boaz Lowenstein	CTO and Director	400,000	13.33%
Common Stock	Doron Uziel	CFO	750,000	25.00%
Common Stock	Sagi Levinas	Principal Stockholder	375,000	12.50%
Common Stock	Yoav Lowenstein	Principal Stockholder	350,000	11.67%
Common Stock	Sivan Binman	Principal Stockholder	187,500	6.25%
Common Stock	Erez Zino	Principal Stockholder	562,500	18.75%
All Directors and officers as a Group (3 people)			1,525,000	50.83%

(¹)	Based on 3,000,000 shares of our common stock outstanding.
(²)	The address for Mr. Uziel is 12 Max Shaine Street, Rehovot, Israel.
The address for Mr. Levinas is 60 Mazeh Street, Apartment 12, Tel Aviv, Israel.
The address for Mr. Lowenstein is 1 Hashizaf Street, Kadima, Israel.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Future Sales by Existing Stockholders

As of the date of this prospectus, there are seven (7) stockholders of record holding a total of 3,000,000 shares of our common stock. All of our issued shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Of these 3,000,000 shares, the 2,812,500 shares held by our “affiliates”, as such term is defined in Rule 144, may be sold in the public market commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale. Under Rule 144, the 187,500 shares held by a non-affiliate can be sold publicly, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See the section entitled “Dilution” above.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by our existing stockholders under the Securities Act. None of our stockholders are entitled to registration rights.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

In accordance with Section 3 of Article IV of our bylaws, each outstanding share of stock having voting power is entitled to one vote at a meeting of the stockholders. To the knowledge of our management, at the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management".

We refer you to our Certificate of Incorporation and Bylaws which form a part of this registration statement for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. We intend to retain a transfer agent as soon as practicable following the effectiveness of this Registration Statement. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock. Our officers do not have any experience acting as a transfer agent for publicly traded securities.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, assuming all of the offered shares are purchased, we will have a total of 5,000,000 shares of common stock outstanding. The shares sold in this offering will be freely tradable without restriction, or further registration under the Securities Act, unless those shares are acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 3,000,000 shares of common stock outstanding will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 50,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to June 30, 2010, included in this prospectus have been audited by Weinberg & Baer LLC, as set forth in their report included in this prospectus.

Certain legal matters, including the legality of the securities offered, will be passed upon for us by SRK Law Offices.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that Directors and officers shall be indemnified by us to the fullest extent authorized by the Laws of Delaware, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The Bylaws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Delaware Revised Statutes, and indemnification for such a person may be greater or different from that provided in the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on May 26, 2010. We have commenced only limited operations, primarily focused on preliminary capability tests of our technology and on organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations, or the purchase or sale of a significant amount of assets not in the ordinary course of business. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate revenues prior to four months after raising the necessary funds to complete development of our online gaming platform. We do not currently have sufficient capital to operate our business, and, even assuming the success of this offering, we may require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

We intend to engage in the development of an online gaming platform and to enter into licensing agreements with online game service providers in the United States in order to allow them to offer games of skill on our platform as part of their member services.

Our offices are currently located at 60 Mazeh Street, Apartment 12, Tel Aviv, 65789, Israel. Our telephone number in Israel is 972-54-222-9702. We do not currently have a website; however, we have reserved a domain name.

The Online Gaming Market

The online gaming market is the market for games played over the internet. Online games can range from simple text-based games to games incorporating complex graphics and virtual worlds populated by many players simultaneously. Online games include single-player online games and multiplayer online games. Multiplayer online games appeal to online gaming communities, for whom online gaming is a form of social activity.

The Market Opportunity

The online gaming market is one of the fastest growing global markets today. According to the CNBC.com article entitled “Rivals Square Off in $15 Billion Online Gaming Market” dated March 26, 2010, the online gaming market is currently estimated to be worth $15 billion. With regard to North America, according to a report by BBC News dated March 24, 2009, the findings of analysts Screen Digest suggested that the multiplayer online gaming market in Europe and North America had grown by 22% and was worth $1.4 billion.

According to a press release issued on July 10, 2009 by comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, there were 87 million U.S. visitors at online game websites in May 2009, an increase of 22 percent from the prior year. comScore noted a significant increase in the size of its audience during the past year as consumers increasingly opted for cheaper entertainment alternatives, driven in part by the reality of economic challenges. According to comScore, Yahoo! Games ranked No. 1 in the online gaming category with 19.4 million visitors, representing a 6-percent increase over the past year, followed by EA Online with 18 million visitors (up 34 percent), Nickelodeon Casual Games with 14.8 million visitors, and WildTangent Network with 13.8 million visitors (up 16 percent).

Edward Hunter, comScore director of gaming solutions, has concluded that “Online gaming continues to be one of the top gaining categories over the past year growing at ten times the rate of the total U.S. Internet population and reaching nearly one out of every two Internet users.” He added that “the growth in the category is occurring not only at the top gaming destination sites, but also through viral distribution platforms, including widgets and applications. In fact, some online gaming companies that distributed their games across sites are reaching as many people as the top online gaming sites.” (source: comScore, Inc. July 10, 2009 press release).

Similarly, in 2009, 21.3 million PC Game full-game digital downloads were purchased in the United States (source: the website of NPD Group).

Today, a gamer wishing to play online must purchase a client account from a game service provider and then he can either play online with friends connected to a private game server or subscribe to a commercial game server and play with other subscribers. The leading business model for the online gaming market that we are aware of is "pay per access," whereby a gamer pays the online game service provider a fee (typically a monthly fee) for the right to access the game service provider’s online games.

Our Software Product

We are developing a proprietary online gaming platform which will enable gamers to play games of skill against each other (either one-to-one or many-to-many), with the winner collecting prize money. All games, scores and statistics will be maintained within the server only. The system’s billing method will be proprietary and configured to commercial billing systems.

We plan to design our online gaming platform to allow online game service providers to protect novice gamers from entering games with high stakes by restricting such gamers to low entry amount games with players of their own level. Our online gaming platform will create a statistical gamer rank data file on each participating gamer and, based on rank, will allow him to enter games up to his maximum allowed amount. The software we are developing will have the ability to detect if any gamer tries to abuse the level system by opening an account with a new name by ranking him according to his actual game performance.

In addition, our online gaming platform is based on a model that is not dependent on user self-reporting. Unlike other systems that depend on self-reporting by users, we plan for our technology to include a reliable accounting mechanism; to be easy to implement on third party servers and billing systems; to be highly secured (no middleware); and to be capable of operation in a variety of game billing scenarios (DM, TDM, CTF, etc.).

The company has completed successful capability tests of the software and expects to be in a position to launch the platform within three months of raising sufficient capital for the completion of development.

Our software product will enable a business model that combines traditional online gaming (“pay per access”) with the potential for monetary reward for the winner. Each player who has an account with a game service provider that licenses our platform will be able to pay for the right to compete in games of skill with other players, with the winner of the game to receive his money back plus his competitor’s payments.

We intend to license our online gaming platform to online game service providers in the United States.  We hope to license our online gaming platform to at least four (4) online game service providers in the United States by the end of fiscal year 2011; however, we cannot provide any assurances that we will be able to meet this goal.

Target Market

Our target market is the online gaming market and the online game service providers in this market. There are hundreds of such game service providers in the United States alone. (See, for example, the website of game-monitor.com and the website of Unreal Tournament 2004 Stats).

According to comScore (source: comScore, Inc. July 10, 2009 press release), the following were the leading online game service providers as of May 2009, measured by total unique visitors:

Online Game Service Provider	Total Unique Visitors May 2009
Yahoo! Games	19,391,000
EA Online	17,988,000
Nickelodeon Casual Games	14,836,000
WildTangent Network	13,844,000
Disney Games	11,717,000
MSN Games	8,986,000
AOL Games	8,711,000
MINICLIP.COM	8,432,000
Betawave Partners - Partial List	7,406,000
Spil Games	7,163,000
GSN Games Network	6,034,000
Big Fish Games Sites	5,592,000
ARMORGAMES.COM	3,860,000
Y8.COM	3,537,000
GAMEVANCE.COM	3,466,000
RealArcade Sites	3,427,000
IWIN.COM	3,356,000
Midasplayer.com Ltd.	2,872,000
GAMENINJA.COM	2,434,000
Stardoll Sites	2,294,000

We intend to offer our online gaming platform to the leading online game service providers as well as to niche providers to enable these game service providers to enhance the gaming experience that they offer their customers, thereby generating additional revenues.

Pricing Model

We plan to enter into licensing agreements with online game service providers for the use of our online gaming platform to offer games of skill as part of their member services. Our proposed business model is to charge both one-time license fees for the right to license our software, as well as royalties linked to usage, as measured by the number of games of skill played on our online gaming platform. For example, a player wishing to compete with other players in games of skill on the platform will be required to make a per game payment to the game server based on the player’s level of performance and experience. At this stage, we anticipate each player paying the following amounts to the game server to play a game of skill on our online gaming platform: $2.50 for a novice player, $5.00 for a medium-level player, $10.00 for an advanced-level player, and $20.00 for an expert-level player. The winner of a game of skill will receive, as a reward, his payment back plus his competitor’s payment, less a commission payable to the game server. At this stage, we anticipate charging the online game service providers a royalty of 20% of the payments made by all players of a given game of skill. In addition, each online game service provider will pay a one time license fee (with the amount of the fee dependent on system volume) for the right to license our online gaming platform, as well as an annual software support fee.

Our Competition

While there are a minority of online game service providers that offer gamers the opportunity to play competitive games with a potential for the winners to earn financial rewards, these games service providers do not offer independent, credible results determination, but rather rely on the users self-reporting their game results. The game service providers then act as mediators in the event of a dispute between users. (See, for example, the website of gamebattles.com and the website of VirginGaming.com).

To our knowledge, there are no other online gaming platforms that allow the kind of competitive online gaming that is capable of being offered by our online gaming platform, namely, an online gaming platform that can provide independent and objective results determination without the need for any self-reporting.

However, we anticipate that our business model may be replicated or adapted by our competitors over time.

Competitive Advantages

Our business model and technology have three main competitive advantage compared with existing online gaming offerings:
•
Our business model is based on the successful and operating business model employed by the online gambling industry, even though our platform will be designed to host rings of paying members who stand to win rewards in online games of skill such as chess or checker games.

•	The “reward for winning” model that we intend to follow offers an adrenalin rush to experienced online players looking for new thrills.
•
Our system and technology will operate independently from user feedback, and all the reports and scores will be generated from the server itself, thus removing the possibility of fraud by or disputes between users.

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We will be developing our online gaming platform, and we will license our online gaming platform to online game service providers.

Dependence on One or a Few Major Customers

The nature of our product offering does not mandate any dependence on one or a few major customers, as we expect that our platform will be used by online game service providers and “rings” of online players.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any revenue share agreements or other contracts that have given, or could give rise to, obligations or concessions. We are developing an online gaming platform and intend to protect our online gaming platform on the basis of applicable copyright, trade secrecy, trademark and trade name laws. We have researched the availability of the trademark “ProGaming Platforms,” and we did not locate any trademark registrations with the USPTO that included the term “ProGaming Platforms.” We may also effect a “new method of business” type of patent, although we anticipate that our business model may be replicated or adapted by our competitors over time. Beyond the current version of our online gaming platform and our trade name, we do not hold any other intellectual property.

Existing or Probable Government Regulations

Generally, in the U.S., games of skill are distinguished at law from games of chance by the predominant role of skill in determining the outcome of the game. Thus, while wagering on games of chance is prohibited by the laws of the United States and practically all U.S. states, in most U.S. states, a participant in a game of skill is permitted to wager on his own performance in a game of skill. Our business model is directed toward the legal online gaming market, and our software product is intended to facilitate the entirely legal activity of wagering on games of skill by the participants in such games of skill. Nevertheless, there can be no assurance that state regulators will not choose to interpret applicable state anti-gambling statutes to restrict the use of our proposed online gaming platform even when used for the wagering on games of skill. Whether a particular use of our online gaming platform would run afoul of a state’s internet gambling statute is a determination that can differ from state to state. We believe that the use of our online gaming platform to offer games of skill is not gambling under U.S. federal law nor under the laws of a majority of states. Nevertheless, should a particular state or the federal government change or interpret its laws to restrict the use of our online gaming platform, we may no longer be able to offer our software product in such locality or at all. We plan to include in our licensing agreements with game service providers a provision precluding the offering of games of skill for a cash reward in those states which prohibit the wagering on one’s own performance in a game of skill.

Research and Development Activities and Costs

The officers of the Company are developing and carrying out preliminary capability tests on our online gaming platform.

Costs and Effects of Compliance with Environmental Laws and Regulations

We are not in a business that involves the use of materials in a manufacturing stage where such materials are likely to result in the violation of any existing environmental rules and/or regulations. Further, we do not own any real property that could lead to liability as a landowner. Therefore, we do not anticipate that there will be any substantial costs associated with the compliance with environmental laws and regulations.

Employees

We have commenced only limited operations; therefore, we have no employees. Our officers and Directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire additional support staff as well as software developers. We plan to hire a sales representative in or around four months from the successful completion of this offering to assist in promoting our online gaming platform. For a detailed description see "Plan of Operation".

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, such as quarterly reports on Form 10-Q and current reports on Form 8-K.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, together with other filed materials, which you may read and copy without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of this site is http://www.sec.gov ..

DESCRIPTION OF PROPERTY

We do not own any real property. We currently maintain our corporate office at 60 Mazeh Street, Apartment 12, Tel Aviv, 65789, Israel. This space has been provided to us by on of our Directors and we do not pay monthly rent for use of this space. This space is sufficient until we complete the development of our platform.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 8 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed development of our online gaming platform and enter into licensing agreements with online gaming servers to permit them to offer games of skill on our platform as part of their member services. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management’s opinion, there is a potential demand for our technology which will enable online game service providers to provide a platform offering financial rewards to winners of online competitive games of skill.

To meet our need for cash, we are attempting to raise money from this offering. We intend to sell up to a maximum of 2,000,000 shares of our common stock through this offering, which would generate up to $100,000 in gross proceeds. We believe that this will allow us to complete development of our online gaming platform, market our online gaming platform to third party online game service providers, and remain in business for the next twelve months. If we are unable to generate revenues after ten months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we raise less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Plan of Operation

Our goal in the next twelve months is to complete development of our online gaming platform and license our online gaming platform to third party licensees to permit them to offer games of skill on our platform as part of their member services.

We initially intend to focus on the following activities:

•	Completing development of our online gaming platform.
•
Securing licensing agreements with online game service providers in the United States who, as part of the services offered by such online game service providers, will offer their member players the opportunity to utilize our online gaming platform to play games of skill.

•	Advertising our online gaming platform online on gamers’ portals, blogs and forums with a view to achieving maximum exposure to the online gaming community.
•	Hosting annual public relations events to raise awareness of our online gaming platform and the opportunity it offers to online game service providers to expand their business.

The funds raised in this offering will be used for the development and marketing of our online gaming platform.

Marketing/Advertising Strategy

In addition to advertising our online gaming platform on gamers’ portals, blogs and forums with a view to achieving maximum exposure to the online gaming community, we currently plan to market our technology and services through a select sales and marketing strategy whereby we identify key potential online game service providers that meet our licensee profile, and then contact such prospects directly. We also plan to attend industry trade shows around the world to generate new prospects, and respond to referrals from online game service providers and other industry participants. We will seek licensees with an established brand, a robust subscriber base, and sufficient resources and commitment to successfully market games of skill offered on our platform.

Expenditures

The table below shows the intended net proceeds from this offering that we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received

					Maximum
Percentage of Offered Shares Sold	10%	25%	50%	75%	100%
Shares Sold	100,000	250,000	1,000,000	1,500,000	2,000,000
Gross Proceeds	$10,000	$25,000	$50,000	$75,000	$100,000
Less Offering Expenses	$(20,000)	$(20,000)	$(20,000)	$(20,000)	$(20,000)
Net Offering Proceeds	$(10,000)	$5,000	$30,000	$55,000	$80,000

The following chart provides an overview of our budgeted expenditures using the net proceeds from this offering, by significant area of activity over the next 12 months:

Legal and Accounting (including SEC compliance)	$20,000
Technology Development	$40,000
Overhead	$5,000
Advertising and Marketing	$15,000
Total	$80,000

We hope to sell all of the shares offered in this offering, but we believe that we would be able to execute on our business plan if we sell 75% of the shares offered.  We will be unable to execute on our business plan if we sell less than 75% of the shares offered in this offering.   We must sell at least 20% of the shares being offered to avoid losing money in this offering.

Sale of 10% of Shares Offered in this Offering: If we receive gross proceeds of $10,000, we will not have any funds available following payment of the costs related to this offering and we will not be able to implement our plan of operation as detailed in this section.

Sale of 25% of Shares Offered in this Offering: If we receive gross proceeds of $25,000, we will only have $5,000 available following payment of the costs related to this offering and we will not be able to implement our plan of operation as detailed in this section.  We will need to raise additional funds to continue development of our online gaming platform and to engage in advertising and marketing activities.

Sale of 50% of Shares Offered in this Offering: If we receive gross proceeds of $50,000, we will have only $30,000 available following payment of the costs related to this offering, and we will not be able to implement our plan of operation as detailed in this section. We will have to limit our spending, including costs related to technology development, and we will need to raise additional funds to complete development of our online gaming platform and to engage in advertising and marketing activities.

Sale of 75% of Shares Offered in this Offering: If we receive gross proceeds of $75,000, we will have $55,000 available following payment of the costs related to this offering, and we expect to be able to complete development of our technology.  However, we will have less money to spend on advertising and marketing, and we will not be able to host public relations events to raise awareness of our online gaming platform.

Sale of 100% of Shares Offered in this Offering: If we receive gross proceeds of $100,000, we will have $80,000 available following payment of the costs related to this offering, and we will be able to implement our plan of operation as detailed in this section.

Milestones

Outlined below is a chronological itemization of the milestones that we intend to achieve over the next twelve months, assuming we sell 100% of the shares offered in this offering.  If we are able to sell only 25% of the shares offered in this offering, we will be unable to use the proceeds to complete any of the milestones detailed below.  If we are able to sell only 50% of the shares offered in this offering, we expect to be able to complete most of the milestones set forth below for the first and second quarters, but we will not be able to complete development of our online gaming platform nor hire a sales representative.  If we are able to sell 75% of the shares offered in this offering, we expect to be able to complete all of the milestones regarding the development of our technology; however, we will have less money to spend on advertising and marketing, and we will not be able to host public relations events to raise awareness of our online gaming platform.  In the event we do not sell at least 75% of the shares offered, we will have to defer working towards the achievement of the remaining milestones until after we are able to raise additional working capital.

First Quarter – August to October 2010

•	Search for and hire software developers
•	Design the specifications for the online gaming platform
•	Commence platform development upon completion of high level design
•	Upgrade content on our "information only" website

Second Quarter – November 2010 to January 2011

During the second three-month period, we expect to achieve the following:

•	Complete development of our online gaming platform
•	Search for and hire a sales representative
•	Initiate marketing of our online gaming platform
•	Initiate contacts with online game service providers
•	Initiate development of our corporate and marketing materials

Third Quarter – February to April 2011

During the third three-month period, we expect to perform the following:

•	Upgrade and improve our platform
•	Enter into licensing agreements with online game service providers
•	Distribute marketing materials
•	Engage in Internet advertising

Fourth Quarter – May to July 2011

During the fourth three-month period, we expect to perform the following:

•	Upgrade and improve our platform
•	Enter into licensing agreements with online game service providers
•	Distribute marketing materials
•	Engage in Internet advertising

Results of Operations

During the period from May 26, 2010 (date of inception) through June 30, 2010, we incurred a net loss of $1,000. This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 1,525,000 shares of common stock to our Directors and officers.

Purchase or Sale of Equipment

Other than the purchase of access servers, work stations and relevant literature, we do not expect to purchase or sell any plant or significant equipment.

Revenues

We had no revenues for the period from May 26, 2010 (date of inception) through June 30, 2010. We believe that upon receipt of the proceeds of this offering, we will be able to commence the development of our product and marketing of our services.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2010 reflects assets of $19,500. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

Notwithstanding the success of this offering, we anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

  Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

The accounting policies identified as critical are as follows:

Development Stage Company

We are considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source. Operations from the inception of the development stage have been devoted primarily to strategic planning, raising capital and research and development activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On June 7, 2010, we issued 375,000 shares of our common stock to Mr. Tamir Levinas, our President, Chief Executive Officer and a Director, for a cash payment of their par value. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 7, 2010, we issued 750,000 shares of our common stock to Mr. Doron Uziel, our Treasurer, Chief Financial Officer and Secretary, for a cash payment of their par value. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 7, 2010, we issued 400,000 shares of our common stock to Mr. Boaz Lowenstein, our Chief Technical Officer and a Director, for a cash payment of their par value. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 7, 2010, we issued 350,000 shares of our common stock to Mr. Yoav Lowenstein, a relative of one of our officers and Directors, for a cash payment of their par value. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 7, 2010, we issued 375,000 shares of our common stock to Mr. Sagiv Levinas, a relative of one of our officers and Directors, for a cash payment of their par value. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 7, 2010, we issued 187,500 shares of our common stock to Ms. Sivan Binman for a cash payment of their par value. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 7, 2010, we issued 562,500 shares of our common stock to Mr. Erez Zino for a cash payment of their par value. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Our officers and Directors may be considered promoters of the Registrant due to their participation in and management of the business since its incorporation.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for our common stock.

We have issued 3,000,000 common shares since our inception on May 26, 2010, all of which are restricted shares. See "Certain Relationships and Related Transactions" above regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had seven (7) holders of record for our common shares as of August 2, 2010.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no current arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

Weinberg & Baer LLC are our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

PROGAMING PLATFORMS CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
June 30, 2010

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Progaming Platforms Corp.:

We have audited the accompanying balance sheet of Progaming Platforms Corp. (a Delaware corporation in the development stage) as of June 30, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period ended June 30, 2010, and from inception (May 26, 2010) through June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progaming Platforms Corp. as of June 30, 2010, and the results of its operations and its cash flows for the period ended June 30, 2010, and from inception (May 26, 2010) through June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as June 30, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,
Weinberg & Baer LLC
Baltimore, Maryland
July 22, 2010

PROGAMING PLATFORMS CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF June 30, 2010

As of
June 30,
2010

ASSETS

Current Assets:
Deferred Offering Costs	$19,500

Total current assets	$19,500

Total Assets	$19,500

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$20,500

Total current liabilities	$20,500

Total liabilities	$20,500

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 500,000,000 shares authorized; 3,000,000 shares issued and outstanding	$300
Stock subscription receivable	$(300)
(Deficit) accumulated during the development stage	$(1,000)

Total stockholders' (deficit)	$(1,000)

Total Liabilities and Stockholders' (Deficit)	$19,500

The accompanying notes to financial statements
are an integral part of these financial statements.

PROGAMING PLATFORMS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED June 30, 2010
AND CUMULATIVE FROM INCEPTION (May 26, 2010)

	Period Ended	Cumulative
	June 30,	From
	2010	Inception

Revenues	$-	$-

Expenses:
General and administrative	$1,000	$1,000

Total expenses	$1,000	$1,000

(Loss) from Operations	$(1,000)	$(1,000)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(1,000)	$(1,000)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	2,000,000	2,000,000

The accompanying notes to financial statements are
an integral part of these financial statements.

PROGAMING PLATFORMS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (May 26, 2010)
THROUGH June 30, 2010

				(Deficit)
				Accumulated
			Stock	During the
	Common stock		Subscription	Development
	Shares	Amount	Receivable	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-

Common stock issued for cash	3,000,000	$300	$(300)	-	-

Net (loss) for the period	-	$-	$-	$(1,000)	$(1,000)

Balance -June 30, 2010	3,000,000	$300	$(300)	$(1,000)	$(1,000)

The accompanying notes to financial statements are
an integral part of these financial statements.

PROGAMING PLATFORMS CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED June 30, 2010
AND CUMULATIVE FROM INCEPTION (May 26, 2010)

	Period Ended	Cumulative
	June 30,	From
	2010	Inception

Operating Activities:
Net (loss)	$(1,000)	$(1,000)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:

Changes in net assets and liabilities-
Deferred Offering Costs	$(19,500)	(19,500)
Accounts payable and accrued liabilities	$20,500	$20,500

Net Cash Used in Operating Activities	$-	$-

Investing Activities:	$-	$-

Net Cash Used in Investing Activities	$-	$-

Financing Activities:

Net Cash Provided by Financing Activities	$-	$-

Net (Decrease) Increase in Cash	$-	$-

Cash - Beginning of Period	$-	$-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

PROGAMING PLATFORMS CORP..
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1)   Summary of Significant Accounting Policies

Basis of Presentation and Organization

ProGaming Platforms Corp. (“ProGaming Platforms” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on May 26, 2010. The business plan of the Company is to engage in the development of an online gaming platform and to enter into licensing agreements with game servers in the United States in order to allow them to offer games of skill on our platform as part of their member services.

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.   As of June 30, 2010 the company has no cash or cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended June 30, 2010.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2010, the carrying value of accounts payable and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended June 30, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2010, and expenses for the period ended June 30, 2010, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 166"), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, we have updated references to GAAP in our financial statements. The adoption of FASB ASC 105 did not impact the Company's financial position or results of operations.

(2)   Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to engage in the development of an online gaming platform and to enter into licensing agreements with game servers in the United States in order to allow them to offer games of skill on our platform as part of their member services.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,000,000 shares of newly issued common stock at an offering price of $0.05 per share for proceeds of up to $100,000.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2010, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)   Common Stock

On June 7, 2010, the Company issued 1,525,000 shares of its common stock to individuals who are Directors and officers of the company for $153 subscriptions receivable.

On June 7, 2010, the Company issued 1,475,000 shares of its common stock to individuals who are founders of the company for $147 subscriptions receivable.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,000,000 shares of newly issued common stock at an offering price of $0.05 per share for proceeds of up to $100,000. As of June 30, 2010, the Company accrued $19,500 of deferred offering costs related to this capital formation activity.

(4)   Income Taxes

The provision (benefit) for income taxes for the period ended June 30, 2010, was as follows (assuming a 23% effective tax rate):

2010

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$230
Change in valuation allowance	(230)

Total deferred tax provision	$-

The Company had deferred income tax assets as of June 30, 2010, as follows:

2010

Loss carryforwards	$230
Less - Valuation allowance	(230)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended June 30, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2010, the Company had approximately $1,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2030.

(5)   Related Party Transactions

As described in Note 3, on June 7, 2010, the Company issued 1,525,000 shares of its common stock to Directors and officers for $153 subscriptions receivable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our bylaws includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director to our company or our stockholders for monetary damages for any breach of fiduciary duty as a director. Subject to certain limitations, our bylaws provides that we must indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, all amounts are estimates. All such expenses will be borne by the Registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$8
Costs of printing and Edgarization ( [1] )	$1,000
Legal, accounting fees and expenses ( [1] )	$19,000
Total ( [1] )	$20,008

(1) Estimated.

Recent Sales of Unregistered Securities

In June 2010, we issued 3,000,000 of our ordinary shares to our initial shareholders. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe these transactions were exempt from registration under Regulation S under the Securities Act.  The aggregate offering price relating to these issuances are as set forth in the table below.

Name of Shareholder	Aggregate Offering Price
Tamir Levinas	$37.50
Boaz Lowenstein	$40.00
Doron Uziel	$75.00
Sagi Levinas	$37.50
Yoav Lowenstein	$35.00
Sivan Binman	$18.75
Erez Zino	$56.25
Total	$300.00

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the subscriber to purchase the units have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1*	Articles of Incorporation of Registrant.

3.2*	Bylaws of Registrant.

4.1*	Specimen Common Stock Certificate.

4.2*	Form of Subscription Agreement between the Registrant and its initial shareholders from June 2010.

5.1*	Opinion of SRK Law Offices regarding the legality of the securities being registered.

23.1*	Consent of Weinberg & Baer LLC.

23.2*	Consent of Legal Counsel (incorporated in Exhibit 5.1).

24.1*	Power of Attorney.

 * Previously filed.

Undertakings

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment 2 to Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on October 6, 2010.

PROGAMING PLATFORMS CORP.

By:	/s/ Tamir Levinas
Name: Tamir Levinas
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: October 6, 2010	/s/ Tamir Levinas
Name: Tamir Levinas
Title: President, Chief Executive Officer and Director (Principal Executive Officer)

Date: October 6, 2010	/s/ Doron Uziel
Name: Doron Uziel Title: Chief Financial Officer, Treasurer, and Secretary (Principal Financial and Accounting Officer)

Date: October 6, 2010
/s/ Boaz Lowenstein
Name: Boaz Lowenstein
Title: Chief Technical Officer and Director